UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 14, 2018
_________________________
Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6649 Westwood Blvd., Orlando, FL	32821
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (407) 206-6000
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On September 14, 2018, Marriott Vacations Worldwide Corporation (“MVW”) and Marriott International, Inc. (“MI”) entered into an agreement that amended the License, Services, and Development Agreement for Marriott Projects, effective November 19, 2011, between MVW, Marriott Worldwide Corporation, Marriott International, and the other signatories thereto, as previously amended (the “MVW License Agreement”), the License, Services, and Development Agreement, dated as of May 11, 2016, among Vistana Signature Experiences, Inc. (“Vistana”), Starwood Hotels & Resorts Worldwide, LLC (formerly known as Starwood Hotels & Resorts Worldwide, Inc.) (“Starwood”) and ILG, LLC (as successor to ILG, Inc. (formerly known as Interval Leisure Group, Inc.)) (the “Vistana License Agreement”), that certain Side Letter Agreement – Program Affiliation dated September 21, 2016, among MI, Marriott Worldwide Corporation, Marriott Rewards, LLC, MVW and Marriott Ownership Resorts, Inc., as previously amended, and related agreements, effective as of September 1, 2018.
These amendments acknowledge that the previously agreed $3 million reduction in the base royalty fee under the MVW License Agreement ceased as of September 1, 2018, however, these amounts will be offset by a $3 million increase in MVW’s receipt of certain co-marketing funds associated with MI’s credit card arrangements. Additionally, the variable royalty fees under the Vistana License Agreement are superseded by the variable royalty fees under the MVW License Agreement, resulting in a reduction in the royalty for resales under the Vistana License Agreement from 2% to 1%. MI also permits MVW to include the brands licensed under the Vistana License Agreement in MVW’s multi-brand portfolio of vacation ownership products, subject to any legal restrictions or existing third-party approval rights.
Further, MVW and Vistana are permitted to share information related to the vacation ownership businesses licensed under the MVW License Agreement and Vistana License Agreement; coordinate and integrate programs, activities and management functions; and create one or more exchange programs or other forms of reciprocal use among the vacation ownership businesses licensed under the MVW License Agreement and Vistana License Agreement.
In addition, the parties agreed to terminate the restrictions regarding redemptions by vacation ownership product owners with respect to the Marriott Rewards brand loyalty program. These restrictions provided that owners of vacation ownership products subject to the MVW License Agreement could not use loyalty program points earned through their status as owners at properties operated under specified Starwood lodging brands, and that owners of vacation ownership products subject to the Vistana License Agreement could not use loyalty program points earned through their status as owners at properties operated under specified MI lodging brands.
The parties also agreed to a number of provisions to be effective upon written request of MVW, including:

•	Inclusion of the vacation ownership products subject to the Vistana License Agreement on MI’s website and in certain MI promotional and sales and marketing materials;

•
Deeming projects and products under the Vistana License Agreement as Licensed Destination Club Projects and Licensed Destination Club Products under the MVW License Agreement, and deeming projects under the Vistana License Agreement as participating properties, or properties where participants in the Marriott Rewards brand loyalty program may earn Marriott Rewards Points, under the Marriott Rewards Agreement (as defined in the MVW License Agreement);

•
Amendment of the MVW License Agreement and related agreements to encompass the Sheraton, Westin, The Luxury Collection and St. Regis brands and the Licensed Unbranded Properties (as defined in the Vistana License Agreement). Upon effectiveness of this amendment, the Vistana License Agreement will be terminated and certain provisions of the MVW License Agreement that allowed for exceptions for Vistana will be deleted. This amendment may occur in phases over time.

Item 1.02 Termination of a Material Definitive Agreement.
On September 14, 2018, MVW’s subsidiary, Vistana, and Starwood entered into a Termination of Noncompetition Agreement, effective as of September 1, 2018. This agreement terminated the Noncompetition Agreement, dated as of May 11, 2016, between Starwood and Vistana, which generally prohibited Starwood and its affiliates from engaging in the vacation ownership business and prohibited Vistana and its affiliates from engaging in the hotel business, in each case with specified exceptions, until the earlier of May 11, 2026 or the termination of the Vistana License Agreement.

Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are being filed herewith:

Exhibit Number	Description
10.1
Letter of Agreement, effective September 1, 2018, among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., Vistana Signatures Experiences, Inc., ILG, LLC, Marriott International, Inc., Marriott Worldwide Corporation, Marriott Rewards, LLC and Starwood Hotels & Resorts Worldwide, LLC

10.2
Termination of Noncompetition Agreement, effective September 1, 2018, between Starwood Hotels & Resorts Worldwide, LLC (formerly Starwood Hotels & Resorts Worldwide, Inc.) and Vistana Signatures Experiences, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Date: September 20, 2018	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial and Administrative Officer

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